As filed with the Securities and Exchange Commission on May 9, 2008.

Registration No. 333-134926

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 2

TO FORM SB-2

ON

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ASPYRA, INC.

(Exact name of registrant as specified in its charter)

California	7373	95-3353465
(State or Other Jurisdiction of	(Primary Standard Industrial Classification	(I.R.S. Employer Identification
Incorporation or Organization)	Code Number)	Number)

26115-A Mureau Road

Calabasas, Ca 91302

(818) 880-6700

(Address and Telephone Number of Principal Executive Offices)

Name, Address and Telephone Number of Agent For Service:	Copies to:
James Zierick Chief Executive Officer Aspyra, Inc. 26115-A Mureau Road Calabasas, CA 91302 (818) 880-6700	John M. Shields, Esq. Stradling Yocca Carlson & Rauth 800 Anacapa Street, Suite A Santa Barbara, CA 93101 (805) 564-0065

Approximate date of commencement of proposed sale to the public:  From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐

Non-accelerated filer ☐	Smaller Reporting Company ☒

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Post-Effective Amendment No. 2 on Form S-3 to the Registration Statement on Form SB-2, Registration No. 333-134926, is filed for the purpose of (i) converting such Registration Statement on Form SB-2 into a Registration Statement on Form S-3; (ii) including, pursuant to Section 10(a)(3) of the Securities Act of 1933, as amended, the Registrant’s financial statements for the fiscal year ended December 31, 2007 contained in the Registrant’s Annual Report on Form 10-KSB filed with the Securities and Exchange Commission on March 31, 2008; and (iii) to update this Registration Statement for certain disclosures contained in the Form 10-KSB and in the Registrant’s Definitive Proxy Statement for its 2008 Annual Meeting of Shareholders, filed with the Securities and Exchange Commission on April 29, 2008. In compliance with recent Commission rules, this Post-Effective Amendment is being filed on Form S-3. All filing fees payable in connection with the registration of these securities were previously paid in connection with the filing of the Registration Statement on Form SB-2.

The information in this prospectus is not complete and may be changed. The selling shareholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, Dated May 9, 2008

PROSPECTUS

Aspyra, Inc.

5,400,000 Shares

Common Stock

(No Par Value)

This prospectus relates to the disposition of 5,400,000 shares of our common stock which may be disposed of, from time to time, by the selling shareholders listed in the section of this prospectus entitled “Principal and Selling Shareholders,” or other transferees, pledges, donees or successors-in-interest. The selling shareholders purchased the common stock and the underlying warrants on November 22, 2005 and May 17, 2006. We will not receive any of the proceeds from the sale of the 5,400,000 shares being offered by the selling shareholders.

Our common stock is quoted on the American Stock Exchange under the symbol “APY.” On May 7, 2008, the last reported sale price for our common stock on the American Stock Exchange was $0.50 per share.

INVESTMENT IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. PLEASE CAREFULLY CONSIDER THE “RISK FACTORS” BEGINNING ON PAGE 4 OF THIS PROSPECTUS.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is May  , 2008

TABLE OF CONTENTS

Forward-Looking Statements
Where You Can Find More Information
Incorporation of Documents by Reference
Prospectus Summary
Risk Factors
Use of Proceeds
Selling Shareholders
Description of Capital Stock
Plan of Distribution
Legal Matters
Experts

INFORMATION CONTAINED IN THIS PROSPECTUS

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS OR TO WHICH WE HAVE REFERRED YOU. WE HAVE NOT AUTHORIZED ANYONE ELSE TO PROVIDE YOU WITH DIFFERENT INFORMATION. THIS DOCUMENT MAY BE USED ONLY WHERE IT IS LEGAL TO OFFER OR SELL THESE SECURITIES. THE INFORMATION IN THIS PROSPECTUS MAY ONLY BE ACCURATE AS OF THE DATE OF THIS PROSPECTUS.

The “Aspyra” family of related marks, images and symbols are our trademarks and intellectual property. Other trademarks, trade names and service marks appearing in this prospectus are the property of their respective holders. Unless the context otherwise requires, the terms “we,” “our,” “us,” “the Company,” and “Aspyra” refer to Aspyra, Inc. and its subsidiaries.

FORWARD-LOOKING STATEMENTS

The SEC encourages companies to disclose forward-looking information so that investors can better understand a company’s future prospects and make informed investment decisions. This prospectus contains such “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.

Words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “project,” “seek,” “will” and words and terms of similar substance used in connection with any discussion of future events, operating or financial performance, financing sources, product development, capital requirements, market growth and the like, identify forward-looking statements. Forward-looking statements are merely predictions and therefore inherently subject to uncertainties and other factors which could cause the actual results to differ materially from the forward-looking statement. These forward-looking statements include, among others:

•                  projections of revenues and other financial items;

•                  statements of strategies and objectives for future operations;

•                  statements concerning proposed applications or services;

•                  statements regarding future economic conditions, performance or business prospects;

•                  statements regarding competitors or competitive actions; and

•                  statements of assumptions underlying any of the foregoing.

You should not place undue reliance on our forward-looking statements. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of numerous risks and uncertainties that are beyond our control, including those we discuss in “Risk Factors” and elsewhere in this prospectus, and in our other reports we file with the Securities and Exchange Commission, or the SEC. The forward-looking statements in this prospectus speak only as of the date of this prospectus, and you should not rely on these statements without also considering the risks and uncertainties associated with these statements and our business.

WHERE YOU CAN FIND MORE INFORMATION

Because we are subject to the informational requirements of the SEC, we file reports, proxy statements and other information with the SEC. You may read and copy these reports, proxy statements and other information at the public reference room maintained by the SEC at the following address:

Public Reference Room

100 F Street, N.E.

Washington, D.C. 20549

You may obtain information on the operation of the public reference room by calling the SEC at (800) SEC-0330. In addition, we are required to file electronic versions of those materials with the SEC through the SEC’s EDGAR system. The SEC maintains a web site at http://www.sec.gov, which contains reports, proxy statements and other information regarding registrants that file electronically with the SEC.

We have filed with the SEC a registration statement on Form SB-2 under the Securities Act with respect to the securities offered with this prospectus. This prospectus does not contain all of the information in the registration statement, parts of which we have omitted, as allowed under the rules and regulations of the SEC. You should refer to the registration statement for further information with respect to us and our securities. Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete and, in each instance, we refer you to the copy of each contract or document filed as an exhibit to the registration statement. Copies of the registration statement, including exhibits, may be obtained without charge at the website maintained by the SEC at www.sec.gov, or may be inspected without charge at the SEC’s principal office in Washington, D.C., and you may obtain copies from that office upon payment of the fees prescribed by the SEC.

We will furnish without charge to each person to whom a copy of this prospectus is delivered, upon written or oral request, a copy of the information that has been incorporated by reference into this prospectus (except exhibits, unless they are specifically incorporated by reference into this prospectus). You should direct any requests for copies to: Investor Relations, Aspyra, Inc., 26115-A Mureau Road, Calabasas, California 91302; telephone number (818) 880-6700.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to ‘incorporate by reference’ the information into this prospectus. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information that we incorporate by reference is considered to be part of this prospectus. Because we are incorporating by reference our future filings with the SEC, this prospectus is continually updated and those future filings may modify or supersede some or all of the information included or incorporated in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded. This prospectus incorporates by reference the documents listed below and any future filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until the termination of the offering of securities contemplated by this prospectus. Our Exchange Act reports are filed under SEC file number 001-13268.  The documents we are incorporating by reference are as follows:

•                  our annual report on Form 10-KSB for the fiscal year ended December 31, 2007, filed with the SEC on March 31, 2008;

•                  our current reports on Form 8-K filed on January 7, 2008, February 1, 2008, February 28, 2008, March 17, 2008, and April 1, 2008;

•                  our definitive proxy statement for our 2008 Annual Meeting of Shareholders filed on Schedule 14A with the SEC on April 29, 2008; and

•                  the description of our common stock, which is contained in the registration statement on Form 8.A filed with the SEC on February 10, 2000.

The information about us contained in this prospectus should be read together with the information in the documents incorporated by reference. You may request a copy of any or all of these filings, at no cost, by writing or telephoning us at Aspyra, Inc., 26115.A Mureau Road, Calabasas, California 91302, attention: Chief Executive Officer, telephone: (818) 880.6700.

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus.  Because this is only a summary, it does not contain all of the information that you should consider before investing in our common stock.  Therefore, you should read carefully and consider this entire prospectus, including the “Risk Factors” section and financial statements and the related notes included elsewhere in this prospectus, before investing in our common stock.

Aspyra, Inc.

Aspyra, Inc. formerly known as Creative Computer Applications, Inc. (ASPYRA or the Company) is a healthcare information technology and service provider that specializes in Clinical Information Systems (CIS) and Diagnostic Information Systems (DIS) for healthcare providers. As a result of its merger with StorCOMM, Inc. a private company, on November 22, 2005, ASPYRA broadened its portfolio of products to include the Picture Archive Communication Systems (PACS) products that were developed and sold by StorCOMM. In connection with the merger, the Company changed its name to Aspyra, Inc. and StorCOMM’s name was changed to Aspyra Diagnostic Solutions, Inc. (ADSI).

ASPYRA’s software and services for hospitals and clinic-based laboratories, orthopedic centers, and hospital imaging departments are highly scalable and can be used by a broad variety of healthcare providers. Clinical information is data that is gathered concerning each individual patient’s health condition, diagnosis, and treatment that are used by doctors, nurses and other healthcare providers. Such data may include laboratory test results, transcribed reports of radiological or imaging procedures, digital diagnostic images, and other clinical and diagnostic data. ASPYRA’s products are deployed to provide automation of clinical information and digital diagnostic images that facilitate the operation of clinical departments and allows the rapid recording and processing of information that can be communicated, documented, and delivered to healthcare providers.

Currently, ASPYRA markets a product line that includes a Laboratory Information System (LIS) under the trade name CyberLAB®, a general purpose PACS system under the trade name AccessNET™, a Radiology Information System (“RIS”) under the trade name CyberRAD®, a RIS/PACS integrated system under the trade name AccessRAD™, a specialty PACS system under the trade name AccessMED™, an Anatomic Pathology System under the trade name of CyberPATH®, a WebGateway™ portal for physician access to its CIS applications, and other related clinical and diagnostic application modules. In February 2008 we notified our customer base that we will discontinue support in February 2009 of our Pharmacy Information System previously marketed under the trade name CyberMED®.

We are a California corporation. We were originally incorporated in 1978 as Creative Computer Applications, Inc. In connection with our merger with our subsidiaries, we changed our name to Aspyra, Inc. on November 21, 2005. ASPYRA’s corporate offices are located at 26115-A Mureau Road, Calabasas, California 91302. The Company’s telephone number is (818) 880-6700 and its website address is www.aspyra.com. The Company’s business consists of three operational areas:  (1) Clinical Information System and Diagnostic Information System products, (2) service of its customer’s installations, and (3) implementation services.  The Company generates revenues from the licensing of application software, the sale of hardware, and the provision of implementation and long-term post implementation services. The Company sells its CIS and DIS systems directly through its own sales force in North America, through channel partners and distributor programs with other companies, and has reseller agreements in certain international markets.

The Offerings

On November 22, 2005, Creative Computer Applications, Inc., or CCA, consummated the acquisition of StorCOMM, Inc., or StorCOMM, a private company, through a merger. As a result of the merger, the resulting company has two wholly owned subsidiaries, Aspyra Diagnostic Solutions, Inc. (formerly StorCOMM) and Aspyra Technologies, Ltd. (formerly StorCOMM Technologies, Ltd.). The newly merged company was renamed Aspyra, Inc. Concurrent with the consummation of the merger, we sold in a private placement up to 1,500,000 shares of our common stock and warrants to purchase up to 300,000 shares of our common stock. On May 17, 2006, we sold in a private placement up to 2,250,000 shares of our common stock and warrants to purchase up to 1,350,000 shares of our common stock. This prospectus relates primarily to the resale of the equity securities issued in connection with these private placements.

The selling shareholders listed in the section of this prospectus entitled “Principal and Selling Shareholders” may offer and sell up to 5,400,000 shares of our common stock.

Under this prospectus, the selling shareholders may sell their shares of common stock in the open market at prevailing market prices or in private transactions at negotiated prices. They may sell the shares directly, or may sell them through underwriters, brokers or dealers. Underwriters, brokers or dealers may receive discounts, concessions or commissions from the selling shareholders or from the purchaser, and this compensation might be in excess of the compensation customary in the type of transaction involved. See the section of this prospectus entitled “Plan of Distribution.”

We will not receive any proceeds from the potential sale of the 5,400,000 shares offered by the selling shareholders.

RISK FACTORS

In evaluating the Company, various risk factors and other information should be carefully considered. The risks and uncertainties described below are not the only ones that impact the Company. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also have an adverse impact on us. Among other things, this discussion contains forward-looking statements that are based on certain assumptions about future risks and uncertainties. We believe that our assumptions are reasonable. Nonetheless, it is likely that at least some of these assumptions will not come true.

RISKS RELATED TO OUR BUSINESS

We have incurred losses recently that may adversely impact liquidity.

We have experienced operating losses and cash outflows.  For the fiscal year ended December 31, 2007, our net loss was $5,006,032.  At December 31, 2007, our cash and cash equivalents totaled $803,392 and our working capital deficit was $4,007,912.  We cannot be certain that Aspyra will become profitable and sustain profitability.  If Aspyra does not become profitable and sustain profitability, the market price of our common stock will decline.  The Company’s primary source of working capital has been generated from the private placements and borrowings.  The Company’s results of operations for the fiscal year ended December 31, 2007 produced negative operating cash flow of $1,618,035.  Any decline in sales, delays in implementations where payments are tied to delivery and/or performance of services or cancellations of contracts could have a negative effect on cash flow from operations and could in turn increase our liquidity problem.  If sales are not as expected, the Company will consider certain cost cutting measures.  We may require additional cash resources to sustain our business.  The sale of convertible debt securities or additional equity securities could result in additional dilution to our shareholders.  The incurrence of additional indebtedness would result in incurring debt service obligations and could result in operating and financial covenants that would restrict our operations.  There can be no assurance that any additional financing will be available on acceptable terms, if at all.

Any failure to successfully introduce future products into the market could adversely affect our business.

The commercial success of future products depends upon their acceptance by the medical community.  Our future product plans include capital-intensive clinical and diagnostic information systems.  We believe that these products can significantly reduce labor costs, improve patient care and offer other distinctive benefits to the medical community.  However, there is often market resistance to products that require significant capital expenditures or which eliminate jobs through automation. We can make no assurance that the market will accept our future products and systems, or those sales of our future products and systems will grow at the rates expected by our management.

If we fail to meet changing demands of technology, we may not continue to be able to compete successfully with competitors.

The market for our products is characterized by rapid technological advances, changes in customer requirements and frequent new product introductions and enhancements.  Our future success depends upon our ability to introduce new products that keep pace with technological developments, enhance current product lines and respond to evolving client requirements.  ASPYRA has incurred, and we will need to continue to incur, significant research and development expenditures in future periods as we strive to remain competitive.  Our failure to meet these demands could result in a loss of our market share and competitiveness and could harm our revenues and results of operations.

Our success depends on our ability to attract, retain and motivate management and other skilled employees.

Our future success and growth depend on the continued services of our key management and employees.  The loss of the services of any of these individuals or any other key employee could materially affect our business. Our future success also depends on our ability to identify, attract and retain additional qualified personnel. Competition for employees in our industry is intense and we may not be successful in attracting or retaining them.  There are a limited number of people with knowledge of, and experience in, our industry.  We do not have employment agreements with most of our key employees.  However, we generally enter into agreements with our employees regarding patents, confidentiality and related matters.  We do not maintain life insurance polices on our employees.  Our loss of key personnel, especially without advance notice, or our inability to hire or retain qualified personnel, could have a material adverse effect on sales and our ability to maintain our technological edge.  We cannot guarantee that we will continue to retain our key management and skilled personnel, or that we will be able to attract, assimilate and retain other highly qualified personnel in the future.

If we do not protect our proprietary information and prevent third parties from making unauthorized use of our products and technology, our financial results could be harmed.

We rely on a combination of confidentiality agreements and procedures and copyright, patent, trademark and trade secret laws to protect our proprietary information. However, all of these measures afford only limited protection and may be challenged, invalidated, or circumvented by third parties. Third parties may copy aspects of our products or otherwise obtain and use our proprietary information without authorization. Third parties may also develop similar or superior technology independently, including by designing around our patents. Furthermore, the laws of some foreign countries do not offer the same level of protection of our proprietary rights as the laws of the United States, and we may be subject to unauthorized use of our products in those countries. Any legal action that we may bring to protect proprietary information could be expensive and may distract management from day-to-day operations. Unauthorized copying or use of our products or proprietary information could result in reduced sales of our products.

Third parties claiming that we infringe their proprietary rights could cause us to incur significant legal expenses and prevent us from selling our products.

From time to time, we have received claims that we have infringed the intellectual property rights of others and may receive additional claims in the future.  Any such claim, with or without merit, could:

•              be time consuming to defend;

•              result in costly litigation;

•              divert management’s time and attention from our business;

•              require us to stop selling, to delay shipping or to redesign our products; or

•              require us to pay monetary amounts as damages to our customers.

In addition, we license and use software from third parties in our business. These third party software licenses may not continue to be available to us on acceptable terms. Also, these third parties may from time to time receive claims that they have infringed the intellectual property rights of others, including patent and copyright infringement claims, which may affect our ability to continue licensing their software. Our inability to use any of this third party software could result in disruptions in our business, which could materially and adversely affect our operating results.

ASPYRA operates in a consolidating industry which creates barriers to market penetration.

The healthcare information technology industry in recent years has been characterized by consolidation by both healthcare providers who are our customers and by those companies that we compete against. Large hospital chains and groups of affiliated hospitals prefer to negotiate comprehensive contracts for all of their system needs with larger vendors who offer broader product lines and services. The conveniences offered by these large vendors are administrative and financial incentives that we cannot offer our customers.

Our products may be subject to government regulation in the future that could impair our operations.

Our products could be subject to stringent government regulation in the United States and other countries in the future. Furthermore, we expect that the integration of our product and service offering will require us to comply with regulatory requirements and that we will devote significant time and resources to this effort.  These regulatory processes can be lengthy, expensive and uncertain. Additionally, securing necessary clearances or approvals may require the submission of extensive data and other supporting information.

Failure to comply with applicable requirements could result in fines, recall, total or partial suspension of distribution, withdrawal of existing product or our inability to integrate our service and product offerings. If any of these things occur, it could have a material adverse impact on our business.

Changes in government regulation of the healthcare industry could adversely affect our business.

Federal and state legislative proposals are periodically introduced or proposed that would affect major changes in the healthcare system, nationally, at the state level or both. Future legislation, regulation or payment policies of Medicare, Medicaid, private health insurance plans, health maintenance organizations and other third-party payers could adversely affect the demand for our current or future products and our ability to sell our products on a profitable basis. Moreover, healthcare legislation is an area of extensive and dynamic change, and we cannot predict future legislative changes in the healthcare field or their impact on our industry or our business.

We are subject to the Health Insurance Portability and Accountability Act (HIPAA) and the cost of complying with HIPAA may negatively impact our net income.

Our business is substantially impacted by the requirements of HIPAA and our products must maintain the confidentiality of a patient’s medical records and information. These requirements also apply to most of our customers.  We believe our products meet the standards of HIPAA and may require our customers to upgrade their systems, but our customers’ preoccupation with HIPAA may adversely impact sales of our products, and the costs of compliance with HIPAA could have an impact on our product margins and selling, general and administrative expenses incurred by us and could negatively impact our net income.

Defective products or product failure may subject us to liability and could substantially increase our costs.

Our products are used to gather information for professionals to make medical decisions, diagnosis, and treatment.  Accordingly, the manufacture and sale of our products entails an inherent risk of product liability arising from an inaccurate, or allegedly inaccurate, test or procedure result.  In the past, ASPYRA has discovered errors and failures in certain of our product offerings after their introduction and have experienced delayed or lost revenues during the period required to correct these errors.  Errors and failures in products released by us could result in negative publicity, product returns, loss of or delay in market acceptance of our products, loss of competitive position or claims by customers or others.  Alleviating any of these problems could require significant expenditures of our capital and resources and could cause interruptions, delays or cessation of our sales, which could cause us to lose existing or potential customers and would adversely affect our operating results.  We may be subject to product liability claims as a result of any failure or errors in our products.  If a customer is successful in proving its damages, it could prove expensive and time-consuming to defend against these claims, and we could be liable for the damages suffered by our customers and other related expenses, which could adversely affect our operating results.  We currently maintain product liability insurance coverage for up to $2 million per incident and up to an aggregate of $4 million per year.  Although management believes this liability coverage is sufficient protection against future claims, there can be no assurance of the sufficiency of these policies.  We have not received any indication that our insurance carrier will not renew our product liability insurance at or near current premiums; however, we cannot guarantee that this will continue to be the case.

System or network failures could reduce our sales, increase costs or result in a loss of customers.

We rely on our management information systems to operate our business and to track our operating results. Our management information systems will require modification and refinement as we grow and our business needs change. If we experience a significant system failure or if we are unable to modify our management information systems to respond to changes in our business needs, then our ability to properly run our business could be adversely affected and could lead to a reduction in our sales, increase costs and a loss of customers.

Our evaluation of internal controls and remediation of potential problems will be costly and time consuming and could expose weakness in our financial reporting.

While we believe that we currently have adequate internal control procedures in place, we are still exposed to potential risks from recent legislation requiring companies to evaluate controls under Section 404 of the Sarbanes-Oxley Act of 2002. We have evaluated our internal controls system to allow management to report on in the current year and determined our controls  are effective.

Factors outside of our control may adversely affect our operations and operating results.

Our operations and operating results may be adversely affected by many different factors which are outside of our control, including:

•                 deterioration in economic conditions in any of the healthcare information technology industry, which could reduce customer demand and ability to pay for our products and services;

•                 political and military instability, which could slow spending within our target markets, delay sales cycles and otherwise adversely affect our ability to generate revenues and operate effectively;

•                 budgetary constraints of customers, which are influenced by corporate earnings and spending objectives;

•                 earthquakes, floods or other natural disasters affecting our headquarters located in Calabasas, California, an area known for seismic activity, or our other locations worldwide;

•                 acts of war or terrorism; and

•                 inadvertent errors.

Any of these factors could result in a loss of revenues and/or higher expenses, which could adversely affect our financial results.

Our international operations involve special risks that could increase our expenses, adversely affect our operating results and require increased time and attention of our management.

We expect to generate approximately 10% of our revenues from customers located outside of the United States in the fiscal year ending December 31, 2008.  Our international operations are subject to risks in addition to those faced by our domestic operations, including:

•                 potential loss of proprietary information due to piracy, misappropriation or laws that may be less protective of our intellectual property rights;

•                 imposition of foreign laws and other governmental controls, including trade and employment restrictions;

•                 enactment of additional regulations or restrictions on imports and exports;

•                 fluctuations in currency exchange rates and economic instability such as higher interest rates and inflation, which could make our products more expensive in those countries;

•                 limitations on future growth or inability to maintain current levels of revenues from international sales if we do not invest sufficiently in our international operations;

•                 longer payment cycles for sales in foreign countries and difficulties in collecting accounts receivable;

•                 difficulties in staffing, managing and operating our international operations;

•                 difficulties in coordinating the activities of our geographically dispersed and culturally diverse operations; and

•                 political unrest, war or terrorism, particularly in areas in which we have facilities.

A portion of the Company’s transactions outside of the United States are denominated in foreign currencies. Our functional currency is the U.S. dollar.  Accordingly, our future operating results will continue to be subject to fluctuations in foreign currency rates. Hedging foreign currency transaction exposures is complex and subject to uncertainty. We may be negatively affected by fluctuations in foreign currency rates in the future, especially if international sales continue to grow as a percentage of our total sales.

Changes to financial accounting standards and new exchange rules could make it more expensive to issue stock options to employees, which would increase compensation costs and may cause us to change our business practices.

We prepare our financial statements to conform with generally accepted accounting principles, or GAAP, in the United States. These accounting principles are subject to interpretation by the Public Company Accounting Oversight Board, the SEC and various other bodies. A change in those policies could have a significant effect on our reported results and may affect our reporting of transactions completed before a change is announced.

For example, we have used stock options and other long-term equity incentives as a fundamental component of our employee compensation packages. We believe that stock options and other long-term equity incentives directly motivate our employees to maximize long-term shareholder value and, through the use of vesting, encourage employees to remain with our Company. The Financial Accounting Standards Board has issued Statement of Financial Accounting Standards 123R that requires us to record a charge to earnings for employee stock option grants. In addition, regulations implemented by the American Stock Exchange generally require shareholder approval for all stock option plans, which could make it more difficult or expensive for us to grant stock options to employees. We may, as a result of these changes, incur increased compensation costs, change our equity compensation strategy or find it difficult to attract, retain and motivate employees, each of which could materially and adversely affect our business, operating results and financial condition.

ADSI currently relies on third party distribution arrangements to distribute its products.  The loss of any of these relationships, or a material change in any of them, could materially harm our business.

For the fiscal years ended December 31, 2007 and 2006, ADSI received approximately 17% and 90% of its revenues, respectively, through third party distribution arrangements. We expect that we will continue to generate a significant portion of our revenues through a limited number of distribution arrangements for the foreseeable future. A significant portion of the Company’s outstanding accounts receivable is with such third party distributors, which will result in a concentration of our credit risk. If any of these third party distributors decides not to market or distribute our products or decides to terminate or not renew its agreement with us, we may be unable to replace the affected agreements with acceptable alternatives, which could materially harm our business, operating results and financial condition.

Risks Related to Our Common Stock

Future sales of our common stock would be dilutive to our current shareholders and could adversely affect our stock price.

Future sales of substantial amounts of shares of our common stock in the public market, or the perception that these sales could occur, may cause the market price of our common stock to decline. Increased sales of our common stock in the market after exercise of stock options or warrants could exert significant downward pressure on our stock price. These sales also might make it more difficult for us to sell equity or equity-related securities in the future at a time and price we deem appropriate.

On March 26, 2008 the Company entered into a private placement transaction with various current and new shareholders.  Pursuant to the Purchase Agreement, the investors purchased secured promissory notes from the Company in the principal amount of $2,775,000. The notes are convertible into up to 5,427,273 shares of the Company’s Common Stock and have a maturity date of March 26, 2010 and bear interest at the rate of 8% per annum compounded on each July 15 and January 15. Pursuant to the terms of the transaction, the Company will issue warrants to purchase up to an additional 5,496,647 shares of Common Stock. As a result, assuming the conversion of all promissory notes and exercise of all the warrants, up to 10,923,920 shares of the Company’s Common Stock may be issued. Such issuance if it were to occur, would be highly dilutive of existing shareholders and may, under certain conditions affect a change of control of the Company.

Our stock price may be volatile in the future, and you could lose the value of your investment.

The market prices of the common stock for ASPYRA have experienced significant fluctuations and our stock price may continue to fluctuate significantly, and you could lose the value of your investment. The market price of our common stock may be affected by a number of factors, including:

•                  announcements of quarterly operating results and revenue and earnings forecasts by us, our competitors or our customers;

•                  failure to achieve financial forecasts, either because expected sales do not occur or because they occur at lower prices or on terms that are less favorable to us;

•                  rumors, announcements or press articles regarding changes in our management, organization, operations or prior financial statements;

•                  changes in revenue and earnings estimates by securities analysts;

•                  announcements of planned acquisitions by us or by our competitors;

•                  announcements of new or planned products by us, our competitors or our customers;

•                  gain or loss of a significant customer;

•                  inquiries by the SEC, American Stock Exchange, law enforcement or other regulatory bodies; and

•                  acts of terrorism, the threat of war and economic slowdowns in general.

The stock market has experienced extreme price volatility, which has adversely affected and may continue to adversely affect the market price of our common stock for reasons unrelated to our business or operating results.

Fluctuations in our quarterly financial results have affected the stock prices of ASPYRA in the past and could affect our stock price in the future.

The quarterly financial results of ASPYRA have fluctuated in the past, and the quarterly financial results of the combined company are likely to vary significantly in the future. A number of factors associated with the operation of our business may cause our quarterly financial results to fluctuate, including our ability to:

•                  effectively align sales resources to meet customer needs and address market opportunities;

•                  effectively respond to competitive pressures; and

•                  effectively manage our operating expense levels.

A number of factors associated with our industry and the markets for our products, many of which are outside our control, may cause our quarterly financial results to fluctuate, including:

•                  reduced demand for any of our products;

•                  timing and amount of orders by customers and seasonality in the buying patterns of customers;

•                  cancellation, deferral or limitation of orders by customers;

•                  fluctuations in foreign currency exchange rates; and

•                  weakness or uncertainty in general economic or industry conditions.

Quarterly changes in our financial results could cause the trading price of our common stock to fluctuate significantly after the merger.  If our quarterly financial results or our predictions of future financial results fail to meet the expectations of securities analysts and investors, our stock price could be negatively affected. Any volatility in our quarterly financial results may make it more difficult for us to raise capital in the future or pursue acquisitions that involve issuances of our stock or securities convertible into or exercisable for our stock. You should not rely on the results of prior periods as predictors of our future performance.

USE OF PROCEEDS

All proceeds from the sale of the shares of common stock offered by this prospectus will be for the account of the selling shareholders.

SELLING SHAREHOLDERS

The following table shows the names of the selling shareholders, and lists the number of shares of our common stock registered for sale by each selling shareholder under this prospectus. It also shows the total number of shares of common stock owned by the selling shareholders before and after the offering, and the percentage of our total outstanding shares represented by these amounts. We do not know when or in what amount the selling shareholders may choose to sell any of the shares offered by this prospectus. Because the selling shareholders may offer all or some of their shares of common stock pursuant to this offering, we cannot estimate the number of shares of common stock that the selling shareholders will hold after completion of this offering. The table assumes that the selling shareholders will sell all of the common stock being offered by this prospectus for their account. The selling shareholders have not had a material relationship with us within the past three years other than as a result of the selling shareholders’ ownership of our securities, except with respect to the Placement Agent fee as described below. None of the selling shareholders are registered broker-dealers or affiliates of registered broker-dealers.

We paid a commission of five percent (5%) of the fees received from the private placement consummated on November 22, 2005 and a commission of seven percent (7%) of the fees received from the private placement consummated on May 17, 2006 to Great American Investors, Inc. (the “Placement Agent”). We also indemnified the Placement Agent with respect to the private placements. In addition, Todd Tumbleson, the Managing Director of the Placement Agent, is the natural person who exercises voting power and investment control over three of the selling shareholders including Tebo Partners II, LLC, Tebo Capital SEP IRA and Tebo Capital LLC.

The following table is based on information provided to us by the selling shareholders named in the table, and does not necessarily indicate beneficial ownership for any other purpose. The selling shareholders may, however, have sold, transferred or otherwise disposed of all or a portion of their shares of common stock since the date on which they provided such information. The number of shares of common stock beneficially owned by the selling shareholders is determined in accordance with the rules of the SEC. The number of shares beneficially owned includes any shares as to which the selling shareholders have sole or shared voting power or investment power. Shares which each selling shareholder has the right to acquire within 60 days of the date of this prospectus are included in the shares owned by that selling shareholder and are treated as outstanding for purposes of calculating the ownership percentage of that selling shareholder, but not for any other selling shareholder. The term “selling shareholders” includes the shareholders listed below and their transferees, assignees, pledgees, donees or other successors. The percent of beneficial ownership for the selling shareholders is based on 12,437,150 shares of stock outstanding as of April 30, 2008.

Name of Selling Stockholder	Number of Shares of Common Stock Beneficially Owned Prior to Offering (1)	Percent of Outstanding Shares of Common Stock Beneficially Owned Prior to Offering (1)	Number of Shares of Common Stock to be Offered Pursuant to this Prospectus		Number of Shares of Common Stock Beneficially Owned After the Offering (2)	Percent of Outstanding Shares of Common Stock Beneficially Owned After the Offering (2)
Ann Krueger and Kyle Krueger, joint tenants by entirety	396,000	3.2%	336,000	(3)	60,000	*
Gregory H. Ekizian Revocable Trust	378,000	3.0%	378,000	(4)	0	*
Tebo Partners II, LLC (5)	293,023	2.4%	293,023	(6)	0	*
Potomac Capital Partners LP (7)	640,611	5.2%	640,611		0	*
Potomac Capital International Ltd (7)	393,021	3.2%	393,021		0	*
Pleiades Investment Partners R.LP (7)	446,368	3.6%	446,368		0	*
Orion Capital LLC (8)	388,200	3.1%	320,000		68,200	*
J. Shawn Chalmers Revocable Trust (8)	507,823	4.1%	478,723		29,100	*
Slater FF&E Fund LLC c/o Slater Capital (9)	160,000	1.3%	160,000		0	*
Joe C. Higday Trust	160,000	1.3%	160,000		0	*
Daniel R. Henry	176,000	1.4%	176,000		0	*
Ronald R, Comer Trust	40,000	*	40,000		0	*
James McCroy IRA c/o Harrington Wealth Mgmt	160,000	1.3%	160,000		0	*
Tebo Capital SEP IRA c/o Harrington Wealth Mgmt (5)	493,244	4.0%	326,231		167,013	*
Tebo Capital LLC (5)	308,023	2.5%	308,023		0	*
Robert K Green Trust	160,000	1.3%	160,000		0	*
Martin Gregory Haake Trust	24,000	*	24,000		0	*
David G. Orscheln	80,000	*	80,000		0	*
Sands Partnership No. 1 Money Purchase Plan and Trust (10)	80,000	*	80,000		0	*
Prime Petroleum Profit Sharing Trust (11)	80,000	*	80,000		0	*
James H. McCroy	192,000	1.5%	192,000		0	*
Francis & Joanne Hanna	40,000	*	40,000		0	*
Philip C. Young	16,000	*	16,000		0	*
Cynthia Mason	16,000	*	16,000		0	*
Leon and Delores Wright	16,000	*	16,000		0	*
Al Desmarteau	20,000	*	20,000		0	*
Denise Desmarteau	20,000	*	20,000		0	*
James & Katherine Hammond	16,000	*	16,000		0	*
Ron Loew	16,000	*	16,000		0	*
Scott & Kathy Duncan	8,000	*	8,000		0	*

*                    Indicates less than 1.0%

(1)  The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, as amended, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under Rule 13d-3, the number of shares beneficially owned includes any shares as to which a person has sole or shared voting power or investment power. Shares that a person has the right to acquire within 60 days of the date of this prospectus are included in the shares owned by that person and are treated as outstanding for purposes of calculating the ownership percentage of that person, but not for any other person.

(2)  Assumes that all shares being offered by the selling shareholders under this prospectus are sold, that the selling shareholders acquire no additional shares of common stock before the completion of this offering, and that the selling shareholders dispose of no shares of common stock other than those offered under this prospectus.

(3)  Consists of 280,000 shares of common stock and 56,000 shares of common stock issued as a result of the exercise of warrant acquired pursuant to the 2005 Purchase Agreement.

(4)  Consists of 315,000 shares of common stock and 63,000 shares of common stock issued as a result of the exercise of warrant acquired pursuant to the 2005 Purchase Agreement. Gregory H. Ekizian is the trustee of the revocable trust.

(5)  On October 19, 2007, Tebo Partners distributed an aggregate of 792,977 shares of the Company’s common stock to certain members of Tebo Partners including Tebo Capital LLC, Tebo Capital SEP IRA, J. Shawn Chalmers Revocable Trust, and Todd Tumbleson.  Todd Tumbleson is the natural person who exercises voting power and investment control over Tebo Partners II, LLC, Tebo Capital SEP IRA and Tebo Capital LLC.

(6)  Consists of shares of common stock and shares of common stock issued as a result of the exercise of warrant acquired pursuant to the 2005 Purchase Agreement.

(7)  Paul J. Solit is the natural person who exercises voting power and investment control over Potomac Capital Partners LP, Potomac Capital International Ltd. and Pleiades Investment Partners R.LP.

(8)  James Shawn Chalmers is the natural person who exercises voting power and investment control over Orion Capital LLC and is the trustee of the J. Shawn Chalmers Revocable Trust. Mr. James Shawn Chalmers is also the sole director, President and majority stockholder of J&S Ventures, Inc., which owns 3,500 shares of the Company’s common stock, which are not being offered pursuant to this prospectus. During the period from May 26, 2006 and August 16, 2006, Orion purchased an aggregate of 59,200 shares of the Company’s common stock, which are not being offered pursuant to this prospectus.  On March 15, 2007, the Chalmers Trust purchased 2,100 shares of the Company’s common stock, which are not being offered pursuant to this prospectus.  On October 19, 2007, the Chalmers Trust received a distribution from a limited liability company of which it is a member of an aggregate of 238,723 shares of the Company’s common stock which is being offered pursuant to this prospectus as the distribution was from Tebo Partners II. LLC.

(9)  Steven L. Martin is the natural person who exercises voting power and investment control over Slater FF&E Fund LLC.

(10)  Barton J. Cohen is the natural person who exercises voting power and investment control over Sands Partnership No. 1 Money Purchase Plan and Trust.

(11)  A. Baron Cass III is the natural person who exercises voting power and investment control over Prime Petroleum Profit Sharing Trust.

DESCRIPTION OF CAPITAL STOCK

Common Stock

We are authorized to issue up to 100,000,000 shares of common stock, no par value, of which 12,437,150 are currently outstanding. The holders of our common stock (i) have equal ratable rights divided from funds legally available for dividends, when and if declared by the Board of Directors; (ii) are entitled to share ratably in all assets available for distribution to holders of our common stock upon liquidation, dissolution or winding up of our affairs; and (iii) do not have subscription, conversion or preemptive rights. Shares of common stock are entitled to one vote for each share held of record by them on all matters except the election of directors as to which shareholders may cumulate their votes subject to compliance with applicable nomination and notice requirements imposed by California Corporation Law. In cumulative voting, each holder is permitted to cast such number of votes in the aggregate as equals the number of shares of stock held multiplied by the number of directors to be elected. The holders may cast the whole number of such votes for one nominee for director or distribute the votes among two or more nominees as the holder sees fit.

Preferred Stock

We are authorized to issue up to 500,000 shares of preferred stock, no par value, of which no shares are currently issued and outstanding. The preferred stock may be issued in one or more series and our Board of Directors, without further approval from our stockholders, is authorized to fix the dividend rights and terms, conversion rights, voting rights, redemption rights, liquidation preferences and other rights and restrictions relating to any series. Issuances of preferred stock, while providing flexibility in connection with possible financings, acquisitions and other corporate purposes, could, among other things, adversely affect the voting power of the holders of our common stock.

Stock Options

As of April 30, 2008, there were 868,626 shares of Common Stock subject to outstanding awards under the 2005 Plan and 422,249 available for future awards under the 2005 Plan.

Warrants

As of April 30, 2008, there were outstanding warrants to purchase 1290,875 shares of our common stock with an exercise price of $0.55 per share. As described below in Item 15, all such warrants were issued on March 26, 2008 pursuant to a Securities Purchase Agreement between Aspyra, Inc. and certain accredited investors, involving the issuance and sale of $2,775,000 in principal amount of secured convertible notes, together with accompanying warrants.

Dividend Policy

Holders of Common Shares are entitled to receive such dividends as may be declared by the Company’s Board of Directors. The Company has never paid a cash dividend on its Common Shares and the Board of Directors currently intends to retain any earnings for use in the Company’s business.

Registration Rights

On August 18, 2005, we entered into a Registration Rights Agreement with the selling shareholders in the 2005 Purchase Agreement, providing them with certain rights to require us to register up to 1,800,000 shares of our common stock acquired by them pursuant to the private placement consummated on November 22, 2005, in connection with our merger with StorCOMM. On May 4, 2006, we entered into a separate Registration Rights Agreement with the selling shareholders in the 2006 Purchase Agreement, providing them with certain rights to require us to register up to 3,600,000 shares of our common stock acquired by them pursuant to the private placement consummated on May 17, 2006.

Provisions of our Articles of Incorporation and Bylaws

There is set forth below a description of the provisions contained in our articles of incorporation and bylaws that could impede or delay an acquisition of control of our company that our Board of Directors has not approved. This description is intended as a summary only and is qualified in its entirety by reference to our articles of incorporation and bylaws, which are included as exhibits to the registration statement of which this prospectus forms a part.

Number of Directors; Filling Vacancies

Our bylaws provides that the number of directors shall be not less than five or more than nine, the exact number to be fixed only by resolution of our Board of Directors from time to time. Our bylaws further provides that vacancies on the Board of Directors may be filled by a majority vote of the remaining directors or by the sole remaining director.

Amendments to Bylaws

Our bylaws provides that only our Board of Directors or the shareholders entitled to exercise a majority of the voting power of the Company have the power to amend or repeal our bylaws.

Transfer Agent

Our common stock is traded on the American Stock Exchange under the symbol “APY.” The transfer agent for our shares of common stock is American Stock Transfer & Trust Company, 59 Maiden Lane, New York, NY 10038.

PLAN OF DISTRIBUTION

We are registering the shares on behalf of the selling shareholders. The selling shareholders and their successors, including its transferees, assignees, pledges, donees or other successors, may dispose of the shares covered by this prospectus from time to time for their own accounts. They will act independently of us in making decisions regarding the timing, manner and size of each sale. They may sell their shares on the American Stock Exchange, in the over-the-counter market or in privately negotiated transactions. They may sell their shares directly or through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions, or commissions from the selling shareholders or from the purchasers of the shares. The compensation received by a particular underwriter, broker, dealer or agent might exceed customary commissions.

The shares of common stock may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market prices, at varying prices determined at the time of sale, or at negotiated prices.

The selling shareholders may dispose of their shares through any of the following methods or any combination of these methods:

•                  purchases by a broker or dealer as a principal and resale by that broker or dealer for its own account under this prospectus;

•                  ordinary brokerage transactions and transactions in which the broker solicits purchasers, which may include long or short sales made after the effectiveness of the registration statement of which this prospectus is a part;

•                  cross trades or block trades in which the broker or dealer engaged to make the sale will attempt to sell the securities as an agent, but may position and resell a portion of the block as a principal to facilitate the transaction;

•                  through the writing of options;

•                  in other ways not involving market makers or established trading markets, including direct sales to purchasers or sales made through agents;

•                  any combination of the above transactions; or

•                  any other lawful method.

In addition, any securities covered by this prospectus which qualify for sale in compliance with Rule 144 promulgated under the Securities Act of 1933, as amended, or the Securities Act, may be sold under Rule 144 rather than under this prospectus.

The selling shareholders may enter into hedging transactions with broker-dealers in connection with distributions of the shares or otherwise. In these transactions, broker-dealers may engage in short sales of common stock in the course of hedging the positions they assume with the selling shareholders.

The selling shareholders also may sell shares short and redeliver the shares to close out such short positions. The selling shareholders may enter into options or other transactions with broker-dealers that require the delivery to the broker-dealer of the shares. The broker-dealer may then resell or otherwise transfer the shares covered by this prospectus (which may be amended or supplemented to reflect the transaction). The selling shareholders also may loan or pledge the shares to a broker-dealer or another financial institution. If a selling shareholder defaults on the loan or the obligation secured by the pledge, the broker-dealer or institution may sell the shares so loaned or pledged under this prospectus (which may be amended or supplemented to reflect the transaction).

Broker-dealers or agents may receive compensation in the form of commissions, discounts or concessions from the selling shareholder. Broker-dealers or agents may also receive compensation from the purchasers of the shares for whom they act as agents or to whom they sell as principals, or both. Compensation received by a particular broker-dealer might be in excess of customary commissions and will be in amounts to be negotiated in connection with the sale.

Broker-dealers or agents and any other participating broker-dealers or the selling shareholders may be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act in connection with sales of shares. Accordingly, any such commission, discount or concession received by them and any profit on the resale of the shares purchased by them may be deemed to be underwriting discounts or commissions under the Securities Act.

The selling shareholders have advised us that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of its shares and that there is no underwriter or coordinating broker acting in connection with the proposed sale of shares by the selling shareholders.

We have agreed to maintain the effectiveness of the registration statement of which this prospectus is a part until the earliest to occur of the following:

•                  the second anniversary of the closing of the Purchase Agreement (provided, however, that with respect to the Registrable Shares that are Warrant Shares, the foregoing date shall be the second anniversary of the date the related Warrant was exercised);

•                  the date on which all Registrable Shares then held by the purchaser may be sold or transferred in compliance with Rule 144 under the Securities Act (or any other similar provisions then in force) without any volume or manner of sale restrictions thereunder; and

•                  such time as all Registrable Shares held by the purchaser have been sold (A) pursuant to a registration statement, (B) to or through a broker or dealer or underwriter in a public distribution or a public securities transaction or (C) in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act under Section 4(1) thereof so that all transfer restrictions and restrictive legends with respect thereto, if any, are removed upon the consummation of such sale.

We may suspend the selling shareholders’ right to resell shares under this prospectus for limited periods if required to do so by regulatory action or because material information or events affecting us are not adequately disclosed in the then available prospectus.

We have agreed to pay the expenses of registering the shares under the Securities Act, including registration and filing fees, printing expenses, administrative expenses and certain legal and accounting fees. The selling shareholders will bear all discounts, commissions or other amounts payable to underwriters, dealers or agents as well as fees and disbursements for legal counsel retained by the selling shareholders. We have also agreed to indemnify the selling shareholders against certain liabilities, including certain liabilities under the Securities Act.

The selling shareholders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of shares against liabilities, including liabilities arising under the Securities Act.

Because the selling shareholders may be deemed to be an “underwriter” within the meaning of Section 2(11) of the Securities Act, the selling shareholders will be subject to the prospectus delivery requirements of the Securities Act. If we are required to supplement this prospectus or post-effectively amend the registration statement to disclose a specific plan of distribution of the selling shareholders, the supplement or amendment will describe the particulars of the plan of distribution, including the shares of common stock, purchase price and names of any agent, broker, dealer, or underwriter or arrangements relating to any such entity or applicable commissions.

Under applicable rules and regulations under the Securities Exchange Act of 1934, as amended, or the Exchange Act, no person engaged in the distribution of the shares may simultaneously engage in market making activities with respect to our common stock for a restricted period before the commencement of the distribution. In addition, the selling shareholders will be subject to applicable provisions of the Exchange Act the associated rules and regulations under the Exchange Act, including Regulation M, the provisions of which may limit the timing of purchases and sales of the shares by the selling shareholders.

We will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling shareholders and have informed the selling shareholders of the need to deliver copies of this prospectus to purchasers at or before the time of any sale of the shares.

LEGAL MATTERS

The validity of the issuance of the shares of common stock in this offering will be passed upon for us by Stradling Yocca Carlson & Rauth, Santa Barbara, California 93101.

EXPERTS

The financial statements as of December 31, 2007 and for each of the two years in the period ended December 31, 2007 incorporated by reference in this Prospectus have been so incorporated in reliance on the report of BDO Seidman, LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting..

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.  Other Expenses Of Issuance And Distribution.

The following table sets forth the costs and expenses payable by the registrant in connection with the sale of common stock being registered. All amounts are estimates except the Securities and Exchange Commission registration fee.

Securities and Exchange Commission registration fee	1,357.83

Accounting fees and expenses	15,000

Legal fees and expenses	15,000

Printing and related fees	5,000

Miscellaneous	$800

Total	$37,157.83

Item 14.  Indemnification Of Directors And Officers.

California General Corporate Law

Sections 204(a)(10), 204(a)(11), 204.5 and 317 of the California General Corporation Law (“CGCL”) permit a corporation to indemnify its directors, officers, employees and other agents in terms sufficiently broad to permit indemnification (including reimbursement for expenses) under certain circumstances for liabilities arising under the Securities Act of 1933. The Registrant’s Articles of Incorporation provide that the liability of directors for monetary damages shall be eliminated to the fullest extent permitted under California law. In addition, the Registrant’s Articles of Incorporation provide that the Registrant is authorized to provide indemnification of agents, including directors, officers, employees and other agents (as defined in Section 317 of the CGCL) for breach of duty to the Registrant and its shareholders through bylaw provisions or through agreements with the agents, or both, in excess of the indemnification otherwise permitted by Section 317 of the CGCL, subject only to the applicable limits set forth in Section 204 of the CGCL.

The Registrant’s Bylaws provide that, to the maximum extent permitted by the CGCL, the Registrant may indemnify any person who was or is a party or is threatened to be made a party to any proceeding by reason of the fact that such person was an agent of the Registrant, against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with such proceeding. The Registrant may advance expenses incurred in defending any proceeding prior to the final disposition of such proceeding to the maximum extent permitted by the CGCL.

The above discussion of the CGCL and the Registrant’s Articles of Incorporation and Bylaws is not intended to be exhaustive and is qualified in its entirety by such statutes, Articles of Incorporation and Bylaws.

Indemnification for liabilities arising under the Securities Act may be permitted to the Registrant’s directors, officers and controlling persons under the foregoing provisions, or otherwise. The Registrant has been advised that in the opinion of the Securities and Exchange Commission this indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Directors’ and Officers’ Liability Insurance

Section 317(i) of the CGCL further provides that a corporation may purchase and maintain insurance on behalf of any agent, including any director, officer, employee or other agent of the corporation.

The Registrant’s bylaws permit the Registrant to secure insurance on behalf of any officer, director, employee or other agent of the Registrant.

The Registrant has obtained policies of insurance under which, subject to the limitations of such policies, coverage is provided to the Registrant’s directors and officers against loss arising from claims made by reason of breach of fiduciary duty or other wrongful acts as a director or officer.

Indemnification Agreements

The Registrant has entered into agreements to indemnify its directors and executive officers in addition to the indemnification provided for in its Articles of Incorporation and Bylaws. These agreements, among other things, provide for indemnification of the Registrant’s directors and executive officers for expenses, judgments, fines and settlement amounts incurred by any of these people in any action or proceeding arising out of his or her services as a director or executive officer or at the Registrant’s request. The Registrant believes that these provisions and agreements are necessary to attract and retain qualified people as directors and executive officers.

Item 15.  Recent Sales Of Unregistered Securities.

On March 26, 2008 (the “Closing Date”), the Registrant entered into a Securities Purchase Agreement (the “Purchase Agreement”), by and among the Registrant, Jay Weil as collateral agent, and the purchasers named on the signature pages thereto (the “Purchasers”)..

Pursuant to the Purchase Agreement, the Registrant issued and sold to the Purchasers, all of whom are accredited investors, $2,775,000 in principal amount of secured convertible notes (the “Purchaser Notes”) (including $600,000 in Purchaser Notes that was rolled over from bridge loans), and warrants to purchase 5,045,454 shares of the Registrant’s common stock (“Purchaser Warrants”). The Purchaser Notes are convertible into shares of the Registrant’s common stock at a conversion price of $0.55 per share, subject to adjustment in the event of stock splits, stock  dividends, and similar transactions. The Purchaser Notes mature on March 26, 2010 and bear interest at the rate of 8% per annum compounded on each July 15 and January 15.  Each Purchaser received Purchaser Warrants at $0.55 per share equal to the total number of shares of common stock initially issuable upon conversion of the related Purchaser Note, which terminate pm the third anniversary of the warrant issuance.

The Purchasers under the Purchase Agreement included J. Shawn Chalmers, who was issued a Purchaser Note in the amount of $750,000. Mr. Chalmers’s $750,000 Purchaser Note included $300,000 that was rolled over from a bridge loan that closed on March 13, 2008.

The Purchasers under the Purchase Agreement also included Brad Peters, a former director of the Company, who was issued a Purchaser Note in the amount of $200,000, which was rolled over from a bridge loan that closed January 28, 2008, and C. Ian Sym-Smith, a director of the Company, who was issued a  Purchaser Note in the amount of $100,000 which was rolled over from a bridge loan that closed January 28, 2008.

Pursuant to a security agreement entered into in connection with the Purchase Agreement (the “Security Agreement”), the Purchaser Notes are secured by a security interest in substantially all of the Registrant’s assets, subordinate only to the security interest held in the Registrant’s assets by Western Commercial Bank.

The Registrant issued the placement agent for the private placement, a note in the amount of $210,000 (the “Broker Note”, and together with the Purchaser Notes, the “Notes”)), and warrants to  purchase 451,193 shares of our common stock (the “Broker Warrants”, and together with the Purchaser Warrants, the “Warrants”). The Broker Notes and Broker Warrants have the same terms as the Purchaser Notes and Purchaser Warrants.

Pursuant to a registration rights agreement entered into in connection with the Purchase Agreement (the “Registration Rights Agreement”), the Registrant agreed to use commercially reasonable efforts to file a registration statement registering a portion of the shares of common stock underlying the Notes and the Warrants with the Securities and Exchange Commission within 60 days from the Closing Date and use commercially reasonable effects to have such registration statement declared effective within 90 days from the date on which we file the registration statement (120 days if the registration statement is reviewed by the SEC).    In the event that the initial registration statement does not include all of the shares of common stock underlying the Notes and  Warrants, the Company will file an additional registration statement registering the allowable balance pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”).

The issuance and sale of the Notes and Warrants was made in reliance upon the exemption provided in Section 4(2) of the Securities Act and/or Regulation D promulgated under the Securities Act. No form of general solicitation or general advertising was conducted in connection with the issuance. Each of the Notes and Warrants contain restrictive legends preventing the sale, transfer or other disposition of such Notes and Warrants, unless registered under the Securities Act, or pursuant to an exemption therefrom.

Item 16.  Exhibits

The following documents are filed as exhibits to this registration statement:

4. 1	(1)	Specimen Share Certificate.
4. 2	(2)	Specimen Warrant Certificate.
4. 3	(3)	Form of Underwriter’s Warrant.
4. 13	(4)	Registration Rights Agreement.
4. 14	(5)	Form of Warrant.
4. 15	(5)	Registration Rights Agreement, dated August 18, 2005.
4. 17	(6)	Specimen Share Certificate.
4. 18	(6)	A Form of Warrant issued in Private Placement closed on November 22, 2005.
4. 19	(6)	A Form of Warrant issued in Private Placement closed on May 17, 2006.
5.1*		Opinion of Stradling Yocca Carlson & Rauth
23.1*		Consent of Stradling Yocca Carlson & Rauth (included in its opinion filed as Exhibit 5.1)
23.2*		Consent of BDO Seidman, LLP., Independent Registered Public Accounting Firm
24.1**		Power of Attorney

(1)                                 Previously filed as an exhibit to the Company’s Registration Statement on Form S-18 dated September 22, 1983, SEC File No. 2- 85265.

(2)                                 Previously filed as an exhibit to the Company’s Registration Statement on Form S-1 dated October 1, 1985 SEC File No. 2-99878.

(3)                                 Previously filed as an exhibit to the Company’s Form 8-K dated October 21, 1992.

(4)                                 Previously filed as an exhibit to the Company’s Form 10-K for the year ended August 31, 1992.

(5)                                 Included as an Annex to the joint proxy statement/prospectus that is part of the Company’s Registration Statement on Form S-4, originally filed on October 3, 2005, SEC File No. 333-128795.

(6)                                 Previously filed as an exhibit to the Company’s Registration Statement on Form S-3 dated June 9, 2006 SEC File No. 333-134926.

*                                        Filed herewith.

**                                 Previously filed.

Item 17.  Undertakings.

1.             The undersigned registrant hereby undertakes to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)            To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933.

(ii)           To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)          To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that paragraphs (B)(1)(i) and (B)(1)(ii) of this section do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

2.             The undersigned registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.             The undersigned registrant hereby undertakes to remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

4.             The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

5.             Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the undersigned registrant according the foregoing provisions, or otherwise, the undersigned registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.

6.             The undersigned registrant hereby undertakes that:

(i)            For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1)or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(ii)           For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Calabasas, State of California, on May 9, 2008.

ASPYRA, INC.

By:	/s/ James Zierick
James Zierick
Chief Executive Officer

By:	/s/ Anahita Villafane
Anahita Villafane
Chief Financial Officer

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

/s/James Zierick	Interim Chief Executive Officer and Director	May 9, 2008
James Zierick	(principal executive officer)

/s/ Bruce M. Miller	Chief Technology Officer	May 9, 2008
Bruce M. Miller

/s/ James R. Helms	Chief Operations Officer	May 9, 2008
James R. Helms

/s/ Anahita Villafane	Chief Financial Officer and Secretary	May , 2008
Anahita Villafane	(principal accounting and financial officer)

/s/ John Mutch	Chairman	May 9, 2008
John Mutch

/s/ Lawrence S. Schmid	Director	May 9, 2008
Lawrence S. Schmid

/s/ Robert S. Fogerson, Jr.	Director	May 9, 2008
Robert S. Fogerson, Jr.

/s/ Norman R. Cohen	Director	May 9, 2008
Norman R. Cohen

/s/ Jeffrey Tumbleson	Director	May 9, 2008
Jeffrey Tumbleson

/s/ C. Ian Sym-Smith	Director	May 9, 2008
C. Ian Sym-Smith